EXHIBIT 99.01

News Release Andrea Prochniak, Investors 212.756.4542 Andrea.Prochniak@alliancebernstein.com	Jonathan Freedman, Media 212.823.2687 Jonathan.Freedman@alliancebernstein.com

AllianceBernstein to Report First Quarter 2013 Results
on Wednesday, May 1, 2013

New York, NY, April 18, 2013 – AllianceBernstein L.P. and AllianceBernstein Holding L.P. (NYSE: AB) today announced that First Quarter 2013 financial and operating results will be released on Wednesday, May 1, 2013. Management will conduct a teleconference call beginning at 8:00 am (ET), following the release of its financial results. The call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 from outside the U.S., 10 minutes before the 8:00 am (ET) scheduled start time. The conference ID# is 36297576.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website shortly after the release of First Quarter 2013 financial and operating results on May 1, 2013.

AllianceBernstein will be providing live updates via Twitter during the conference call. To access the tweets, follow AllianceBernstein on Twitter: @AllianceBernstn.

A replay of the webcast will be made available beginning approximately one hour after the completion of the conference call on May 1, 2013 and will remain on AllianceBernstein’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the U.S., or (404) 537-3406 from outside the U.S., and provide the conference ID#: 36297576.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets.

At March 31, 2013, AllianceBernstein Holding L.P. owned approximately 38.0% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 64.2% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our internet site, www.alliancebernstein.com.

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